UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXHIBIT INDEX

Each of the exhibits hereto may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended (the “Act”), and the regulations of the Securities and Exchange Commission issued thereunder.

EXHIBIT

99.1	Form of Notice of Internet Availability of Proxy Materials (“Notice”) to be sent to shareholders of the Registrant in connection with the Registrant’s 2014 Annual Meeting of Shareholders.

99.2	Form of Instructions to be sent to shareholders of the Registrant with the Notice in connection with the Registrant’s 2014 Annual Meeting of Shareholders.

99.3	Form of reminder message to be sent to shareholders of the Registrant who have not voted their shares prior to October 7, 2014 in connection with the Registrant’s 2014 Annual Meeting of Shareholders.